Exhibit 23.2

TBPELS REGISTERED ENGINEERING FIRM F-1580
633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Registration Statement on Form S-1 for BKV Corporation, and to the use of information from, and the inclusion of, our reports, (i) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the Barnett Assets as of December 31, 2021, (ii) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chaffee Corners Assets as of December 31, 2021, (iii) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chelsea Assets as of December 31, 2021, (iv) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the BKV Assets as of December 31, 2021, (v) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the Barnett Assets as of December 31, 2022, (vi) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chaffee Corners Assets as of December 31, 2022, (vii) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the Chelsea Assets as of December 31, 2022, (viii) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the BKV Assets as of December 31, 2022, (ix) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the North Texas Assets as of December 31, 2022, (x) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the Total Company Assets as of December 31, 2023, and (xi) dated August 7, 2024, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the Total Company Assets, using a NYMEX Alternate Pricing Scheme, as of December 31, 2023, each in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement and related prospectus.

/s/ Ryder Scott Company
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Denver, Colorado

August 12, 2024

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849
SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799